Exhibit 10.1

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of May 19, 2016 by A.M. CASTLE & CO., a corporation organized under the laws of the State of Maryland (the “Company”), and the subsidiaries of the Company listed on the signature pages hereof as grantors (collectively, together with the Company, the “Grantors” and each one a “Grantor”), whose principal place of business and chief executive office (as those terms are used in the Uniform Commercial Code of the State of New York (the “New York UCC”)) are set forth beneath the corresponding signature for each such Grantor on the signature pages hereto, in favor of U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as collateral agent (in such capacity “Collateral Agent”), for the benefit of the Secured Parties, as hereinafter defined. The Grantors hereby agree with Collateral Agent as follows:

1. Definitions.

(a) Except as specifically defined in this Agreement, (i) capitalized terms used but not defined in this Agreement that are defined in the Indenture shall have their respective meanings ascribed to them in the Indenture, and the principles of construction and interpretation provided in Section 1.04 of the Indenture shall be incorporated herein by reference and (ii) all terms used herein and defined in the New York UCC, including the terms accessions, account debtor, certificated security, chattel paper, clearing corporation, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, securities accounts, securities intermediary, security, security entitlement, software, supporting obligations, tangible chattel paper and uncertificated security, shall have the meaning given therein unless otherwise defined herein or unless the context provides otherwise.

(b) As used in this Agreement, the following terms shall have the meanings indicated below:

“Accounts” shall mean and include as to each Grantor, all of such Grantor’s “accounts” as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with any such card.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests and/or cash based on the value of such capital stock or other equity interest).

“Collateral” shall mean all tangible and intangible property of each Grantor, all personal and real property of each Grantor, all movable and immovable property of each Grantor, in each case whether now owned or hereafter acquired and wherever located, including, but not limited to, the following of each Grantor:

(a)	all Accounts and other Receivables;

(b)	all certificated and uncertificated securities;

(c)	all chattel paper, including electronic chattel paper;

(d)	all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)	all Contract Rights;

(f)	all commercial tort claims, (including, without limitation any commercial tort claims from time to time described on Schedule 3 (as such Schedule 3 may from time to time be updated));

(g)	all deposit accounts; (h) all documents;

(i)	all financial assets;

(j)	all General Intangibles, including payment intangibles and software;

(k)	all goods (including all Equipment and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(l)	all instruments;

(m)	all Intellectual Property; (n) all Investment Property;

(o)	all of the Capital Stock issued by each Grantor (other than the Company) and each of their Subsidiaries including, without limitation, any shares, membership interests, Partnership Interests, Limited Liability Company Interests or other equity interests set forth on Schedule 1 hereto (the “Pledged Interests”);

(p)	all leasehold interests;

(q)	all cash, cash equivalents or other money; (r) all letter of credit rights;

(s)	all security entitlements; (t) all supporting obligations;

(u)	all of each Grantor’s right, title and interest in and to (i) all of its respective goods and other property including, but not limited to, all merchandise returned or rejected by customers, relating to or securing any of the Receivables; (ii) all of each Grantor’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Grantor from any customer relating to the Receivables; (iv) all other property of any kind whatsoever of each Grantor, including, but not limited to, warranty claims, relating to any goods; (v) all of each Grantor’s Contract Rights, rights of payment which have been earned under a Contract Right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Grantor, all real, immovable, movable and personal property of third parties in which such Grantor has been granted a Lien; and (vii) any other goods, movable or personal property or real or immovable property of any kind or description, wherever located, now or hereafter owned or acquired by any Grantor; and

(v)	all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

provided, however, that, no Excluded Assets shall be included in Collateral.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, this Agreement, each Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, in each case, as the same may be in force from time to time.

“Computer Hardware and Software” shall mean all of each Grantor’s rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Contract Right” shall mean any right of each Grantor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including any licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean all of each Grantor’s now existing or hereafter acquired right, title, and interest in and to all of such Grantor’s copyrights, rights to any works of authorship or other copyrightable subject material and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office, the Canadian Intellectual Property Office or in any similar office or agency in the United States of America or Canada, any State or Province thereof, any political subdivision thereof or in any other country, together with all rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights and all reissues, divisions, continuations and renewals thereof.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Grantor, pursuant to which such Grantor is to deliver any personal property or perform any services.

“Domain Names” shall mean all Internet domain names and associated uniform resource locator addresses.

“Equipment” shall mean and include as to each Grantor, all of such Grantor’s, whether now owned or hereafter acquired and wherever located equipment,

machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all other goods (other than Inventory) and all replacements and substitutions therefor or accessions thereto.

“Excluded Assets”

(1)	the Voting Stock of any direct Foreign Subsidiary of the Company or a Guarantor in excess of 65% of all of the outstanding Voting Stock of such Foreign Subsidiary;

(2)	rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(3)	property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby constitutes Permitted Debt described in clause (4) of the definition thereof and the agreements or instruments evidencing or governing such Indebtedness otherwise prohibits any other Liens thereon, but only for so long as such prohibition exists and is effective and valid;

(4)	(i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts;

(5)	motor vehicles or other equipment covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(6)	intent-to-use trademark applications prior to the filing of a ‘‘statement of use’’ with respect thereto, to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the abandonment, invalidation or unenforceability thereof;

(7)	any Capital Stock of the Company’s Subsidiaries to the extent that the pledge of such Capital Stock results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

(8)	real property owned by the Company or any of the Guarantors that has a Fair Market Value not exceeding $1,500,000 either individually or in the aggregate and any real property leased by the Company or any Guarantor (other than any Existing Specified Leased Property); and

(9)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (8), unless such proceeds or products would otherwise constitute Collateral securing the Notes;

provided, that notwithstanding anything to the contrary, to the extent that the Company or a Guarantor grants a Lien on any asset or right described in clause (1) through (9) above (other than clause (7)) to secure Obligations under the Senior Credit Facility, such asset or right shall not constitute an “Excluded Asset.”

“General Intangibles” shall mean and include as to each Grantor all of such Grantor’s general intangibles (as such term is defined in the UCC), whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, Liens or other security held by or granted to such Grantor to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Indenture” means the Indenture governing the Company’s 5.25% Convertible Senior Secured Notes due 2019, dated of even date herewith, by and among the Company, the other Grantors party thereto, the Trustee and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Indenture Documents” means the Notes, the Indenture, the Guarantees and the

Collateral Agreements.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the other Indenture Documents.

“Intellectual Property” shall mean, as to each Grantor, such Grantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications,

copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, service marks, trade names, trade styles, trademark and service mark applications and designs, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Grantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or service mark, or the license of any trademark or service mark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intellectual Property Rights” shall mean all Copyrights, Marks, and Patents, as well as any right, title, and interest in or to trade secrets and Domain Names.

“Intercreditor Agreement” means the Intercreditor Agreement between the Senior Credit Facility Agent, the Collateral Agent, and the other parties from time to time party thereto, dated as of the date hereof and acknowledged by the Grantors, as the same may be amended, supplemented or modified from time to time.

“Inventory” shall mean and include as to each Grantor, all of such Grantor’s now owned or hereafter acquired inventory (as such term is defined in the UCC), goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Grantor’s or business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Grantor, and all documents of title or other documents representing them.

“Investment Property” shall mean any “investment property” as such term is defined in Section 9-102 of the UCC now owned or hereafter acquired by any Grantor, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Grantor; (d) all commodity contracts of any Grantor; and (e) all commodity accounts held by any Grantor.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Grantor in any limited liability company.

“Marks” shall mean all of each Grantor’s now existing or hereafter acquired right, title, and interest in and to all of such Grantor’s trademarks, tradenames, trade styles, trade dress, service marks and other protectable indicia of origin and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or in any similar office or agency in the United States of America or Canada, any State or Province thereof, any political subdivision thereof or in any other country, together with all rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, tradenames, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, operations, assets, or business of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company and the other Grantors, taken as a whole, to perform their material obligations under the Indenture Documents, (c) the value of any material portion of the Collateral, or the Collateral Agent’s Liens (on behalf of itself and the Secured Parties) on material Collateral or the priority of such Liens, or (d) the Collateral Agent’s ability to realize on a material portion of the Collateral or enforce the terms of this Agreement or the Indenture Documents.

“Mortgage” shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Grantor to Collateral Agent on behalf of itself and Holders with respect to the Real Property.

“New York UCC” is defined in the preamble hereto.

“Organizational Information” is defined in Section 3(h).

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Grantor in any general partnership or limited partnership.

“Patents” shall mean any patent, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter.

“Pledged Company” means, each Person listed on Schedule 1 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock, is acquired or otherwise owned by Grantor after the Issue Date.

“Pledged Interests” is defined in clause (o) of the definition of “Collateral”.

“PPSA” shall mean the Personal Property Security Act (Ontario), the Personal Property Security Act (Manitoba), the Civil Code of Quebec or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Real Property” shall mean all of each Grantor’s right, title and interest in and to its owned and leased premises.

“Receivables” shall mean and include, as to each Grantor, all of such Grantor’s Accounts, Contract Rights, instruments (including promissory notes and instruments evidencing indebtedness owed to Grantors by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Grantor arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Collateral Agent hereunder.

“Secured Party” shall refer to each of the Holders, the Trustee and the Collateral Agent.

“Security Agreement Joinder” means a Pledge and Security Agreement Joinder, substantially in the form of the attached Annex E, executed and delivered to the Collateral Agent by a Subsidiary for the purpose of adding an additional Grantor as a party to this Agreement.

“Senior Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of February 8, 2016, among Wells Fargo Bank, National Association, U.S. Bank National Association and any person which becomes party thereto pursuant to a joinder agreement.

“Termination Date” shall mean the earliest to occur of the date on which (a) all Indenture Obligations have been paid in full in cash; (b) the Company exercises its legal defeasance option or covenant defeasance option described in Article 8 of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Article 8 thereof.

“Trustee” shall refer to U.S. Bank National Association, in its capacity as indenture trustee under the Indenture.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

2. Security Interest.

(a) Granting Clause. In consideration of and as collateral security for the prompt full and complete payment and performance when due of the Indenture Obligations now existing or hereafter arising, each Grantor, for value received, does hereby assign, mortgage, pledge and hypothecate to Collateral Agent, for the benefit of the Secured Parties, and does hereby grant to Collateral Agent, for the ratable benefit of the Secured Parties, an absolute, unconditional and continuing security interest in all of such Grantor’s Collateral.

(b) Voting, etc. Until the occurrence and continuance of an Event of Default, each Grantor shall be entitled to vote any and all of the Capital Stock; provided, however, that no vote shall be cast or any action taken by such Grantor with respect to any Capital Stock which would materially violate or be materially inconsistent with any of the terms of this Agreement, the Indenture, any other Indenture Document, or which would have the effect of materially impairing the security interest of Collateral Agent or which would authorize or effect actions prohibited under the terms of the Indenture or any Indenture Document; and provided further, that the foregoing proviso shall not apply to Capital Stock described in clause (1) of the definition of Excluded Assets. All such rights of such Grantor to vote any Capital Stock (not subject to the provisos in the preceding sentence) shall cease upon the occurrence and during the continuance of an Event of Default; provided, however, that upon the cure or waiver of such Event of Default, any rights of Collateral Agent to vote any and all of the Capital Stock shall cease and all such rights of such Grantor to vote any and all of the Capital Stock shall resume.

(c) Payments and Other Distributions. Until the occurrence and continuance of an Event of Default, all cash, dividends or distributions payable in respect of the Capital Stock (to the extent such payments shall be permitted pursuant to the terms and provisions of the Indenture or the Intercreditor Agreement) shall be paid to the applicable Grantor; provided, however, that upon the occurrence and during the continuance of an Event of Default, all cash dividends or distributions payable in respect of the Capital Stock shall be paid to Collateral Agent as security for the Indenture Obligations; provided, further that upon the cure or waiver of such Event of Default, all cash dividends or distributions payable in respect of the Capital Stock shall be paid to such Grantor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Capital Stock:

(i) all other or additional securities or Investment Property, or rights to subscribe for or purchase any of the foregoing, or property (other than cash) paid or distributed by way of dividend in respect of the Capital Stock; and

(ii) all other or additional securities, Investment Property or property (including cash) paid or distributed in respect of the Capital Stock by way of split, spin-off, split-up, reclassification, combination of shares or similar rearrangement.

If at any time any Grantor shall obtain or possess any Capital Stock, such Grantor shall be deemed to hold such Capital Stock in trust for Collateral Agent for the benefit of Collateral Agent and the other Secured Parties, and such Grantor shall promptly surrender and deliver such Capital Stock to Collateral Agent; provided, that the foregoing shall not apply to Capital Stock described in clause (1) of the definition of Excluded Assets.

3. Representations, Warranties and Agreements. In addition to any representations and warranties of any Grantor set forth in the Indenture Documents, which are incorporated herein by this reference, each Grantor hereby represents and warrants the following to Collateral Agent:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Indenture Documents to which such Grantor is a party have been duly authorized by all necessary action of such Grantor.

(b) Accuracy of Information. As of the Issue Date, the exact legal name of such Grantor is correctly shown on the signature pages hereof.

(c) Enforceability. This Agreement and the other Indenture Documents to which such Grantor is a party constitute legal, valid and binding obligations of such Grantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(d) Ownership and Liens.

(i) At the time the Collateral becomes subject to Collateral Agent’s Lien, each Grantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a Lien (subject to Permitted Liens) in each and every item of its respective Collateral to Collateral Agent; and, except for Permitted Liens, the Collateral shall be free and clear of all Liens and encumbrances whatsoever;

(ii) All of the Pledged Interests (including, without limitation, the Pledged Interests indicated on Schedule 1) have been (to the extent such concepts are relevant with respect to such Pledged Interests) duly authorized and validly issued, are fully paid and non-assessable and other than in connection with a disposition permitted pursuant to the Indenture, there are no options to purchase or similar rights. As of the Issue Date, or, with respect to any additional Grantor, such other date such Grantor becomes a party hereto, except as set forth on Schedule 1 hereto, such Grantor owns 100% of the issued and outstanding shares of capital stock or membership, partnership, limited liability company or other equity interests of each of the direct Subsidiaries of such Grantor, and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of such Pledged Companies of Grantor identified on Schedule 1 hereto;

(iii) With respect to all Collateral of Grantor whereby or with respect to which the Collateral Agent may obtain “control” thereof within the meaning of Section 8-106 of the UCC or under any provision of the UCC as the same may be amended or supplemented from time to time, or under the laws of any relevant State, Grantor shall take all actions as may be necessary so that “control” of such Collateral is obtained and at all times held by the Collateral Agent; and

(iv) Each Grantor represents, warrants, covenants and agrees that as of the Issue Date (a) the certificated Pledged Interests listed on Schedule 1 are the only equity interests owned by such Grantor which are certificated; and (b) the uncertificated Pledged Interests listed on Schedule 1 are the only equity interests of any domestic subsidiary owned by such Grantor which are uncertificated.

(e) Capital Stock.

(i) As of the Issue Date, all of the issued and outstanding shares of Capital Stock, membership interests, Limited Liability Company Interests, Partnership Interests, or other similar equity interests, as applicable, of such Grantor have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. As of the Issue Date, all of the outstanding shares of Capital Stock, membership interests, Limited Liability Company Interests, Partnership Interests, or other similar equity interests of its Subsidiaries are owned directly or indirectly by the Company, free and clear of all Liens other than (A) Permitted Liens, (B) those imposed by the Securities Act, the rules and regulations of the SEC and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions and (C) those set forth in the corporate organizational documents of the relevant entities. As of the Issue Date, no issuer of Capital Stock is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Grantor’s Capital Stock to any third party, except as permitted pursuant to the Indenture Documents. As of the Issue Date, all such Capital Stock is held by such Grantor directly and not through any securities intermediary.

(ii) All Capital Stock of each Grantor is, as of the Issue Date, and shall be at all times during the term of this Agreement, freely transferrable without restriction or limitation, except as limited (A) by the terms of this Agreement, (B) in agreements relating to liens permitted under the definition of Permitted Liens in the Indenture) and (C) by foreign laws in connection with the pledge of Capital Stock of issuers organized under the laws of a jurisdiction outside of the United States.

(iii) As of the Issue Date, there are no outstanding options, warrants, convertible securities or other rights, contingent or absolute, to acquire the Capital Stock and no Capital Stock is subject to any shareholder, voting trust or similar agreement. No consent of any Person is necessary or desirable in connection with the creation or perfection of the security interest in any Capital Stock or the exercise by Collateral Agent of the voting or other rights and remedies in respect thereof provided for in this Agreement, except as may be required in connection with (A) any disposition by laws affecting the offering and sale of securities generally or (B) the Capital Stock of issuers organized under the laws of a jurisdiction outside the United States.

(f) No Conflicts or Consents. Neither the ownership or intended use of the Collateral by any Grantor, nor the grant of the security interest by each Grantor to Collateral Agent herein, will (i) materially conflict with any provision of (A) any material federal, state or local law, statute, rule or regulation, (B) any material provision of the organizational documents of any of the Grantors, or (C) any material agreement, judgment, license, order or permit applicable to or binding upon any of the Grantors, or (ii) result in or require the creation of any lien, charge or encumbrance upon any of the Collateral except as may be contemplated or permitted in the Indenture Documents. Except as expressly contemplated in the Indenture Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or other Person is required in connection with the grant by each Grantor of the security interest herein or the exercise by Collateral Agent of its rights and remedies hereunder, other than (x) those previously or contemporaneously obtained or received, (y) as may be required in connection with any disposition by laws affecting the offering and sale of securities generally or (z) as may be required in connection with the Capital Stock of issuers organized under the laws of a jurisdiction outside the United States.

(g) Security Interest. This Agreement creates a legal, valid and binding security interest in favor of Collateral Agent in the Collateral securing the Indenture Obligations.

(h) Location/Identity. As of the Issue Date, each Grantor’s principal place of business and chief executive office (as those terms are used in the New York UCC), is located at the address set forth on Schedule 2 hereto. Each Grantor’s organizational structure and state of organization (the “Organizational Information”), as of the Issue Date, are as set forth on Schedule 2 hereto.

4. Covenants. In addition to all covenants and agreements of each Grantor set forth in the Indenture Documents, which are incorporated herein by this reference, the Grantors will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Collateral Agent shall otherwise consent in writing.

(a) Inspection and Further Identification of Collateral. Grantors will keep adequate records concerning the Collateral and will permit Collateral Agent and all representatives and agents appointed by Collateral Agent to inspect, at the Company’s expense and upon reasonable prior notice to the Grantors (and unless an Event of Default is continuing, not more than once per calendar year), any of the Collateral and the books, records, audits, correspondence and all other documents relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information. Each Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral, as Collateral Agent or any other Secured Party may reasonably request, all in reasonable detail.

(b) Payment of Taxes. Grantors will timely pay, when due, all taxes, assessments and governmental charges or levies lawfully imposed upon the Collateral or any part thereof, except such taxes, charges or levies as to which the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Grantors may, however, delay paying or discharging any such taxes, assessments or charges so long as the validity thereof is contested in good faith by proper proceedings and provided Grantors have set aside on Grantors’ books adequate reserves therefor.

(c) Perfection of Security Interest. Each Grantor shall take all action as may be reasonably necessary so as at all times to maintain the validity, perfection, enforceability and priority (subject to the terms of the Intercreditor Agreement) of Collateral Agent’s security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) promptly discharging all Liens other than Permitted Liens, (ii) to the extent required under the Senior Credit Facility, obtaining Lien waiver agreements and (iii) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case relating to the creation, validity, perfection, priority, maintenance or continuation of the Collateral Agent’s security interest and Lien under the UCC or other applicable law, provided, however, that (A) the Grantors shall not be required to cause the Collateral Agent to have “control” with respect to any deposit or securities account so long as the average five-day closing balance for all such deposit and securities accounts does not exceed $500,000, and (B) to the extent required, the Grantors shall use commercially reasonable efforts to cause any securities intermediary to enter into an agreement with the Collateral Agent to cause the Collateral Agent to have “control” with respect to any securities account.

(d) Inventory and Equipment. Each Grantor covenants and agrees that such Grantor shall keep such Grantor’s Inventory and Equipment other than (i) Inventory and Equipment in transit, (ii) Inventory with an aggregate fair market or book value (whichever is more) less than $500,000 and (iii) Equipment with an aggregate fair market or book value (whichever is more) less than $500,000, only at the locations identified on Schedule 2 and its chief executive offices only at the locations identified on Schedule 2 (as such Schedule may from time to time be updated in accordance with Section 4(m). Each Grantor covenants and agrees that all Inventory held for sale or lease by any Grantor has been and will be produced by such Grantor in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder in all material respects. All material Equipment used or useful in the conduct of any Grantor’s business shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Equipment shall be maintained and preserved (reasonable wear and tear excepted). Each Grantor shall use or operate any Equipment in compliance with applicable law in all material respects. Except as permitted under the Indenture, no Grantor shall sell or otherwise dispose of any of its Equipment. Each Grantor agrees that, upon the request of the Collateral Agent (as directed by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding), such Grantor will promptly provide the Collateral Agent with confirmation of the specific location of any Equipment.

(e) Direction to Account Debtors; Contracting Parties; etc. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of

Default, if the Collateral Agent so directs any Grantor, such Grantor agrees (i) to cause all payments on account of the Accounts and Contracts to be made directly to a cash account held by the Collateral Agent (the “Cash Collateral Account”), (ii) that the Collateral Agent may directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (i), and (iii) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Indenture Obligations in the manner provided in Section 4.01 of the Indenture and Section 4.1 of the Intercreditor Agreement. The reasonable out-of-pocket costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (ii) to the relevant Grantor; provided, that (x) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 4 and (y) no such notice shall be required if an Event of Default of the type described in Section 6.01(9) of the Indenture has occurred and is continuing.

(f) Collection. (i) Subject to the terms of the Intercreditor Agreement, from and after the occurrence and during the continuance of an Event of Default, upon the demand of Collateral Agent (acting at the direction of the Holders or the Trustee), each Grantor shall deliver to Collateral Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness at any time received by Grantors. (ii) Subject to the terms of the Intercreditor Agreement, following the occurrence and during the continuance of any Event of Default, at its option, Collateral Agent (acting at the direction of the Holders or the Trustee), shall have the exclusive right to collect the Accounts and other Receivables of each Grantor, take possession of the Collateral, or both. In such case, Collateral Agent’s actual collection expenses, including but not limited to, stationery and postage, telephone and facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be for the account of the Company and added to the Indenture Obligations.

(g) Instruments and Documents. If any Grantor owns or acquires any instrument or document (as defined in the New York UCC) evidencing or forming a part of the Collateral in excess of (x) so long as no Event of Default has occurred and is continuing, $1,000,000, or (y) so long as an Event of Default has occurred and is continuing, $250,000, constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Grantor will within ten (10) Business Days deliver such instrument or document to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

(h) Grantors Remain Liable Under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the

Accounts and Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts or Contracts. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract, in each case by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(i) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $375,000 or more, such Grantor shall use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent in writing to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement upon the occurrence and during the continuance of an Event of Default.

(j) Commercial Tort Claims. All commercial tort claims of each Grantor in an amount of $500,000 or more in existence on the date of this Agreement are described in Schedule 3 hereto. If any Grantor shall at any time after the date of this Agreement acquire a commercial tort claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $500,000 or more, such Grantor shall promptly (i) notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof; (ii) grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement; and (iii) take such actions as may be reasonably necessary to perfect such security interest, including filing a UCC-1 financing statement or UCC-3 statement of amendment in such filing office as may be appropriate, and provide evidence thereof to the Collateral Agent.

(k) Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Grantor shall promptly furnish to the Collateral Agent a list of all electronic chattel paper held or owned by such Grantor. Furthermore, if requested by the Collateral Agent, each Grantor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all electronic chattel paper with a value of (x) so long as no Event of Default has occurred and is continuing, $1,000,000, or (y) so long as an Event of Default has occurred and is continuing, $250,000, in accordance with the requirements of Section 9-105 of the UCC. Each Grantor will promptly (and in any event within ten (10) days) following any request by the Collateral Agent, deliver all of its tangible chattel paper to the Collateral Agent.

(l) Additional Procedures. To the extent that any Grantor at any time or from time to time owns, acquires or obtains any right, title or interest in any Capital Stock intended to be pledged as Collateral hereunder or the form or nature of any Capital Stock shall change, the Collateral Agent shall automatically (and without the taking of any action by any Grantor) have a security interest in all of the right, title and interest of such Grantor in, to and under such Capital Stock pursuant to Section 2(a) of this Agreement and, in addition thereto, such Grantor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within fifteen (15) Business Days after it obtains such Capital Stock) for the benefit of the Collateral Agent and the other Secured Parties, subject to the terms of the Intercreditor Agreement:

(i) with respect to a certificated security (other than a certificated security credited on the books of a clearing corporation or securities intermediary), such Grantor shall physically deliver such certificated security to the Collateral Agent, endorsed to the Collateral Agent or endorsed in blank;

(ii) with respect to an uncertificated security (other (x) than an uncertificated security credited on the books of a clearing corporation or securities intermediary or (y) an uncertificated security of an Immaterial Subsidiary), such Grantor shall use commercially reasonable efforts to cause the issuer of such uncertificated security to duly authorize, execute, and deliver to the Collateral Agent, an agreement for the benefit of the Collateral Agent and the other Secured Parties substantially in the form of Annex A hereto pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by the registered owner and not to comply with instructions regarding such uncertificated security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a certificated security, uncertificated security, Partnership Interest or Limited Liability Company Interest credited on the books of a clearing corporation or securities intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Grantor shall promptly notify the Collateral Agent in writing thereof and shall use commercially reasonable efforts (x) to comply with the applicable rules of such clearing corporation or securities intermediary and (y) (A) in the case of a clearing corporation, to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) or (B) in the case of a securities intermediary, if required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8- 106(d) of the UCC);

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a clearing corporation or securities intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a security for purposes of the UCC, the procedure set forth in Section 4(l)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a security for purposes of the UCC, the procedure set forth in Section 4(l)(ii) hereof; and

(v) with respect to cash proceeds from any of the Collateral, except as otherwise permitted under the Indenture Documents, (x) establishment by the Collateral Agent of a cash account in the name of such Grantor over which the Collateral Agent shall have “control” within the meaning of the UCC and at any time any Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Collateral Agent and (y) deposit of such cash in such cash account.

(m) Further Actions. Without limitation of any other covenant herein, no Grantor shall change or permit to be changed the jurisdiction in which it is incorporated or otherwise organized, or change its legal name (or use a different name), location of chief executive office or location of any of the Collateral, unless such Grantor has given Collateral Agent not less than ten (10) Business Days prior written notice thereof (along with an update of Schedule 2, as applicable) and Grantors have taken (or caused to be taken) all steps required by Collateral Agent to maintain Collateral Agent’s Lien on such Collateral, as well as the priority and effectiveness of such Lien (including, without limitation, in the case of Collateral located in Canada, the filing of a PPSA financing statement); provided, that, except as expressly permitted under the Indenture, no Grantor shall change its jurisdiction of incorporation or organization or location of any of its Collateral, in each case, to a jurisdiction or location outside of the United States or Canada.

(n) Insurance.

(i) Each Grantor shall:

(A) keep its properties adequately insured at all times by financially sound and reputable insurers, as is customary with companies in the same or similar businesses operating in the same or similar locations;

(B) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; and

(C) maintain such other insurance as may be required by law.

(ii) Each Grantor shall furnish to the Collateral Agent no more than once each fiscal year full information as to its property and liability insurance carriers. The Collateral Agent shall be named as an additional insured on all insurance policies of any Grantor and the Collateral Agent shall be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of any Grantor.

(o) Leasehold Obligations. Each Grantor shall, and shall cause each of its Subsidiaries to, at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, except, in each case, where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(p) Exculpation of Liability. Nothing herein contained shall be construed to constitute Collateral Agent or any Holder as any Grantor’s agent for any purpose whatsoever, nor shall Collateral Agent or any Holder be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except with respect to Collateral Agent’s or such Holder’s gross (not mere) negligence or willful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction. Neither Collateral Agent nor any Holder, whether by anything herein or in any assignment or otherwise, assumes any of any Grantor’s obligations under any contract or agreement to which it is a party, and neither Collateral Agent nor any Holder shall be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

(q) Deposit Accounts; Etc.

(i) Schedule 5 hereto accurately sets forth, as of the date of this Agreement, for each Grantor, each deposit account maintained by such Grantor (including a description thereof and the respective account number) and the name of the respective bank with which such deposit account is maintained. Subject to Section 4(c) hereof and the terms of the Intercreditor Agreement, for each deposit account that is Collateral (other than the Cash Collateral Account or any other deposit account maintained with the Collateral Agent), the respective Grantor shall use commercially reasonable efforts to cause the bank with which the deposit account is maintained to execute and deliver to the Collateral Agent, (x) in the case of an account located at a bank which is a lender under the Senior Credit Facility, within 30 days after the date of this Agreement (or, if later, the date of the establishment of the respective deposit account), or (y) in the case of an account located at a bank which is a not lender under the Senior Credit Facility, within 45 days after the date of this Agreement (or, if later, the date of the establishment of the respective deposit account), a “control agreement” in form and substance consistent with the deposit account control agreements entered into by the Company pursuant to the Senior Credit Facility, or otherwise acceptable to the Collateral Agent. Subject to Section 10(n)(iii) hereof, if any bank with which a deposit account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Grantor shall promptly (and in any event within 30 days after the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective deposit account and transfer all balances therein to the Cash Collateral Account or another deposit account meeting the requirements of this Section 4(q). If any bank with which a deposit account is maintained refuses to subordinate all its claims with respect to such deposit account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such deposit account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such deposit account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(ii) Subject to Section 4(c) hereof and the terms of the Intercreditor Agreement, at the time any such deposit account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (i) and the respective Grantor shall furnish to the Collateral Agent a supplement to Schedule 5 hereto containing the relevant information with respect to the respective deposit account and the bank with which same is established.

(r) Membership. In accordance with this Agreement, each Grantor hereby acknowledges and agrees that Collateral Agent or any of its successors and assigns (or any designee of Collateral Agent), shall, at Collateral Agent’s option, upon written notice to any Grantor (such Grantor, the “Parent Grantor”) of Collateral Agent’s intent to be admitted as a member of any other Grantor (in the place of the Parent Grantor) at any time an Event of Default exists or has occurred and is continuing and following delivery of any required notice hereunder, be admitted as a member of the relevant Grantor without any further approval of the Parent Grantor and without compliance by Collateral Agent or any other person with any of the conditions or other requirements of the applicable membership agreement and without conferring upon any Person any option (whether under the applicable membership agreement or otherwise) to acquire the stock or membership interests so transferred to Collateral Agent, its successors or assigns, or its designees. At such time, each Grantor agrees to take such other action and execute such further documents as Collateral Agent may reasonably request from time to time in order to give effect to the provisions of this Agreement.

5. Special Provisions Concerning Intellectual Property.

(a) Additional Representations and Warranties. Each Grantor represents and warrants (i) that the Intellectual Property Rights listed in Schedule 4 hereto for such Grantor include all Intellectual Property Rights that such Grantor owns or uses in connection with its business as of the date hereof which are registered at the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, and (ii) that except as set forth in Schedule 4 it is the true and lawful owner of all registrations and applications for registration of Intellectual Property Rights listed in Schedule 4 hereto. Except as disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Grantor owns, or is licensed under, and has the right to use, all Intellectual Property Rights used in its businesses as currently conducted and the Intellectual Property Rights are free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted by any Person challenging the use of any such Intellectual Property Rights by any Grantor or questioning the validity, effectiveness of or Grantor’s rights to any Intellectual Property Right or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Grantor is aware of any basis for such claims.

(b) Licenses and Assignments. Except as otherwise permitted by the Indenture Documents, each Grantor hereby agrees not to divest itself of any Intellectual Property Right.

(c) Infringements. Except as such Grantor in its reasonable business judgment determines is not necessary in the conduct of the Grantor’s business, each Grantor agrees to prosecute diligently in accordance with reasonable business practices any Person infringing, misappropriating, misusing, diluting, or violating the Grantor’s material Intellectual Property Rights.

(d) Preservation of Marks. Each Grantor agrees to use its Marks which are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such material Marks as trademarks or service marks under the laws of the United States (in each case, other than any such Marks which, in the Grantor’s reasonable business judgment, are no longer necessary in the conduct of the Grantor’s business).

(e) Maintenance of Registration. Each Grantor shall, at its own expense, take all commercially reasonable actions to maintain all registrations and applications for registration of its material Intellectual Property Rights.

(f) Future Registered Intellectual Property. At its own expense, each Grantor shall take all commercially reasonable efforts to diligently prosecute all material applications for registrations of Intellectual Property Rights listed on Schedule 4, in each case for such Grantor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications (i) deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue or (ii) that are deemed by such Grantor in its reasonable business judgment to no longer be necessary in the conduct of the Grantor’s business). If any Grantor makes an application for registration of an Intellectual Property Right before the United States Patent and Trademark Office the United States Copyright Office, or an equivalent thereof in any state of the United States, within sixty (60) days of the submission of such application or, if later, as soon as legally permissible, such Grantor shall deliver to the Collateral Agent a grant of a security interest in such application, to the Collateral Agent and at the expense of such Grantor, confirming the grant of a security interest in such Intellectual Property Right to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex B hereto in the case of Marks, Annex C hereto in the case of Patents and Annex D hereto in the case of Copyrights or in such other form as may be reasonably satisfactory to the Collateral Agent. Where a registration of an Intellectual Property Right is issued hereafter to any Grantor as a result of any application now or hereafter pending, if a security interest in such application has not already been granted to or recorded on behalf of the Collateral Agent hereunder, such Grantor shall deliver to the Collateral Agent a grant of security interest within sixty (60) days.

(g) Remedies. Each Grantor hereby grants to the Collateral Agent a limited power of attorney to sign, upon the occurrence and during the continuance of an Event of Default at the direction of the Trustee or the requisite Holders in accordance with the Indenture, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Intellectual Property Right and each application for such registration, and record the same. If an Event of Default shall occur and be continuing, the Collateral Agent may at the direction of the Trustee or the requisite Holders in accordance with the Indenture, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to the Intellectual Property Rights, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in this Section 6(g) hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Intellectual Property Rights; (iii) take and use or sell the goodwill of such Grantor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks or Domain Names have been used; and (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property Rights in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Rights and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable Domain Name registrar to the Collateral Agent.

(h) Discontinuance. Nothing in this Agreement shall prevent any Grantor from discontinuing the use or maintenance of any Intellectual Property Rights if (i) such Grantor so determines in its reasonable business judgment and (ii) it is not prohibited by the Indenture Documents.

6. Rights of Collateral Agent. Collateral Agent shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Financing Statements Filings. Each Grantor hereby authorizes Collateral Agent to file (or any Secured Party to file on behalf of the Collateral Agent), without the signature of such Grantor, (but the Collateral Agent shall not be obligated to so file) one or more financing or continuation statements, and amendments thereto, relating to the Collateral (which statements may describe the Collateral as “all assets” of such Grantor); provided, however, such authorization shall not relieve any Grantor from its respective obligations to take all actions necessary to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral. All charges, expenses and fees that the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Grantors to the Collateral Agent within ten (10) Business Days of demand.

(b) Power of Attorney. Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Collateral Agent or any Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings that Collateral Agent or any Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Collateral Agent and the Secured Parties with respect to the Collateral.

(c) Further Rights. Collateral Agent has been appointed as the Collateral Agent hereunder pursuant to the Indenture and shall be entitled to the benefits of the Indenture Documents. Notwithstanding anything contained herein to the contrary, Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment. Notwithstanding anything to the contrary herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Agreement:

(i) The Collateral Agent shall have no duty to act, consent or request any action of the Grantors or any other Person in connection with this Agreement (including all schedules and exhibits attached hereto) unless the Collateral Agent shall have received written direction from the Trustee or the requisite Holders in accordance with the Indenture.

(ii) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither any Secured Party nor any of its officers, directors, employees or agents shall be liable to the Grantors for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (A) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Indenture Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (B) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (C) the validity of the title of the Grantors to the Collateral, (D) insuring the Collateral or (E) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(iii) Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Indenture Documents the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Indenture Documents and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against Collateral Agent.

(iv) The Collateral Agent shall not be deemed to be in a relationship of trust or confidence with any Secured Party, or any other Person (including any beneficiary under the Intercreditor Agreement) by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to the any Secured Party, or any other Person (including any beneficiary under the Intercreditor Agreement) by reason of this Agreement. The parties hereto acknowledge that Collateral Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Indenture Documents or any Collateral, notwithstanding any rights or discretion that may be granted to the Collateral Agent in such Indenture Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Collateral Agent shall apply with respect to any actions taken or not taken by the Collateral Agent under any Indenture Documents.

(v) Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any party to this Agreement or any other Indenture Documents. In no event shall the Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(vi) With respect to the Collateral Agent’s duties under this Agreement or any of the Indenture Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(vii) Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (x) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Indenture Documents (except for its gross negligence or willful misconduct), or (y) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Indenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any of the Indenture Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Indenture Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (A) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Indenture Documents or to inspect the properties, books or records of the Grantors, (B) whether or not any representation or warranty made by any Person in connection with this Agreement or any Indenture Documents is true, (C) the performance by any Person of its obligations under this Agreement or any of the Indenture Documents or (D) the breach of or default by any Person of its obligations under this Agreement or any of the Indenture Documents.

(viii) The Collateral Agent shall not be bound or required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Indenture Documents, or any order of any court or administrative agency.

(ix) The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (x) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (y) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Indenture Documents.

(x) The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.

(xi) Notwithstanding anything in this Agreement or any of the Indenture Documents to the contrary, (A) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Agreement or any of the Indenture Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (B) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement or in all of the other Indenture Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Indenture Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.

(xii) The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts reasonably selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Indenture Documents (A) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Indenture Documents, (B) if such action is not provided for in this Agreement or any of the other Indenture Documents, (C) if, in connection with the taking of any such action hereunder or under any of the Indenture Documents that would constitute an exercise of remedies hereunder or under any of the Indenture Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (D) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the applicable Grantor funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Indenture Documents in accordance with a request of the Trustee or the requisite Holders in accordance with the Indenture, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders and the Trustee.

(xiii) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received a written notice or a certificate from a Grantor, a Holder or the Trustee stating that a Default or Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, the Intercreditor Agreement or any of the Indenture Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Indenture Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Indenture Documents or otherwise if taking such action (x) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (y) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

7. Remedies and Related Rights. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, then and in every such case, Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions when a debtor is in default under a security agreement and may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. If an Event of Default shall have occurred and be continuing, Collateral Agent may from time to time at the written direction of the Trustee or the requisite Holders in accordance with the Indenture, without limitation and without notice except as expressly provided in any of the Indenture Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral);

(ii) require the Grantors to, and such Grantors hereby agree that they will at their expense and upon request of Collateral Agent, assemble the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place where such Collateral is permitted to be kept pursuant to Section 3(h);

(iii) reduce the Secured Parties’ claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) sell or otherwise dispose of, at its office, on the premises of any Grantor or elsewhere, the Collateral, for cash, on credit, and upon such terms as may be commercially reasonable, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Collateral Agent’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indenture Obligations have been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale, for cash, on credit, and upon such other terms as may be commercially reasonable, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Grantors hereby consent to any such appointment; and

(viii) at the option of and if instructed by the requisite Holders, retain the Collateral on behalf of the Holders or distribute the Collateral to the Holders,

in each case in satisfaction of the Indenture Obligations, whenever the circumstances are such that Collateral Agent is entitled to do so under the UCC or otherwise; to the full extent permitted by the UCC, Collateral Agent shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indenture Obligations.

In the event Collateral Agent shall elect (at the instruction of the requisite Holders) to sell the Collateral, Collateral Agent may sell the Collateral without giving any warranties and shall be permitted to specifically disclaim any warranties of title or the like. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantors shall be credited with the proceeds of the sale. Each Grantor agrees that in the event such Grantor or any obligor is entitled to receive any notice under the UCC, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the signature pages hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Application of Proceeds. If any Event of Default shall have occurred and be continuing, any cash held by Collateral Agent as Collateral, and any cash proceeds received by Collateral Agent in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral shall be transferred, conveyed or distributed to the Trustee to be applied in accordance with the Indenture or as otherwise may be directed by the Trustee pursuant to the Indenture Documents.

(c) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Collateral Agent are insufficient to pay all amounts to which Collateral Agent is legally entitled, the Company, the other Grantors and any other Person who guaranteed or is otherwise obligated to pay all or any portion of the Indenture Obligations shall be liable for the deficiency, together with interest thereon as provided in the Indenture Documents, to the full extent permitted by the UCC.

(d) Waiver. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH COLLATERAL AGENT’S TAKING POSSESSION OR COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by applicable law, and releases Collateral Agent from:

(i) all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of all or any part of the Collateral, except any damages which are the direct result of Collateral Agent’s gross negligence or willful misconduct;

(ii) all claims, damages and demands against Collateral Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Indenture Obligations, even if Collateral Agent accepts the first offer received which Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral, or any portion thereof, to more than one offeree;

(iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent’s rights hereunder; and

(iv) all equities or rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale or other disposition of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against each Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

(e) Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not pre- vent the concurrent or later assertion or employment of any other appropriate right, power or remedy.

(f) Delay Not Waiver. No delay or omission of Collateral Agent or any other Secured Party to exercise any right, power or remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Collateral Agent.

(g) Restoration of Rights and Powers. In case Collateral Agent shall have instituted any action or proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry, leasing, conveyance, assignment, transfer, other disposition, other realization or otherwise, and such action or proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case each Grantor, Collateral Agent and each other Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of Collateral Agent and each Grantor shall continue as if no such actions or proceedings had been instituted.

(h) Environmental Liability. In the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Trustee nor the Collateral Agent will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Secured Parties by the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

8. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of Grantors hereunder, are absolute and unconditional, irrespective of:

(a) Any lack of validity or enforceability of the Indenture, the Notes or any other Indenture Document; or

(b) The failure of the Collateral Agent or any holder of a Note:

(i) To assert any claim or demand or to enforce any right or remedy under the provisions of the Notes or any other Indenture Document or otherwise, or

(ii) To exercise any right or remedy against any collateral securing any obligations of Grantors owing to the Secured Parties; or

(c) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations or any other extension, compromise or renewal of any Indenture Obligations; or

(d) Any reduction, limitation, impairment or termination of any Indenture Obligations for any reason (other than the satisfaction and discharge of the Indenture Obligations in full), including any claim of waiver, release, surrender, alteration or compromise (and Grantors hereby waive any right to or claim of any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of any invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indenture Obligations); or

(e) Any amendment to, rescission, waiver, or other modification of, or any consent to departure from, the Notes or any other Indenture Document; or

(f) Any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Indenture Obligations; or

(g) Any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, including, without limitation, any and all suretyship defenses.

9. Indemnity.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Party and their respective successors, assigns, officers, directors, employees, affiliates and agents (hereinafter in this Section 9 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all out-of-pocket costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 9 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Indenture Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided, that no Indemnitee shall be indemnified pursuant to this Section 9(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify the relevant Grantor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 9(a) hereof, each Grantor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, out-of-pocket costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, out-of-pocket costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 9(a) or (b) hereof, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, out-of-pocket costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Grantor in this Agreement, any other Indenture Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Indenture Documents.

(d) If and to the extent that the obligations of any Grantor under this Section 9 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Indenture Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Section 9 shall continue in full force and effect notwithstanding the full payment of all of the other Indenture Obligations and notwithstanding the full payment of all the Notes issued under the Indenture and the payment of all other Indenture Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

(f) The agreements in this Section shall survive repayment of the Indenture Obligations, all other amounts payable under the Indenture Documents and the resignation or removal of the Collateral Agent.

10. Miscellaneous.

(a) Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor and the Collateral Agent (with the written consent of the Holders in accordance with the Indenture).

(b) Waiver by Collateral Agent. Collateral Agent may waive any Event of Default without waiving any other prior or subsequent Event of Default. Neither the failure by Collateral Agent to exercise, nor the delay by Collateral Agent in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Collateral Agent of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by any Grantor therefrom shall be effective unless the same shall be in writing and signed by Collateral Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on any Grantor in any case shall of itself entitle such Grantor to any other or further notice or demand in similar or other circumstances.

(c) Costs and Expenses. The Grantors will upon demand pay to Collateral Agent and the Secured Parties the amount of any and all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees and expenses), which Collateral Agent and the Secured Parties may incur in connection with the enforcement of any of the rights of Collateral Agent and the Secured Parties under the Indenture Documents in connection with any Event of Default.

(d) No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Grantors, Collateral Agent, and the other Secured Parties and their respective successors and assigns and no other Person shall have any rights hereunder.

(e) Termination; Release. After the Termination Date, this Agreement (including any provision providing for the appointment of Collateral Agent as attorney- in-fact for any Grantor) and the Liens and security interests granted hereunder shall terminate automatically and without further action by any party, and Collateral Agent, at the request and expense of the Company, will execute and deliver to each Grantor the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to each Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this

Agreement. Collateral Agent shall also execute and deliver, at the request and expense of the Company, upon termination of this Agreement, such UCC termination statements, and such other documentation as shall be reasonably requested by any Grantor to effect the termination and release of the Liens and security interests granted by this Agreement.

(f) Governing Law; Submission to Jurisdiction.

(i) THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIENS CREATED BY THIS AGREEMENT, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) EXCEPT AS MAY BE REQUIRED BY OTHER MANDATORY PROVISIONS OF LAW.

(ii) Each Grantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Grantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. To the extent permitted by applicable law, each Grantor further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such Grantor at the address referenced in Section 10(i), such service to be effective upon the date indicated on the postal receipt returned from the Grantor.

(iii) To the extent any Grantor may, in any action or proceeding arising out of or relating to this Agreement, be entitled under any applicable law to require or claim that Collateral Agent or any Secured Party post security for costs or take similar action, such Grantor hereby irrevocably (to the extent permitted by applicable law) waives and agrees not to claim the benefit of such entitlement.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS.

(h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) Notices. All notices to permitted or required under this Agreement may be sent as follows:

If to any Grantor: to the address of each Grantor set forth on the signature page hereto.

If to Collateral Agent:

U.S. Bank National Association

Global Corporate Trust Services

60 Livingston Avenue

Mail Code EP-MN-WS3C

St. Paul, Minnesota 55107-1419

Attention: Raymond S. Haverstock, A.M. Castle Corporate Trust Administrator

Telephone: 651-466-6299

Facsimile:  651-466-7429

E-mail: Raymond.haverstock@usbank.com

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019-6119

Attention: Mark Jutsen

Telephone: 212-415-9335

Facsimile:  212-953-7201

E-mail: jutsen.mark@dorsey.com

All notices to any Secured Party permitted or required under this Agreement may be sent to Collateral Agent with a copy to the Trustee.

Any notice required to be given to any Grantor shall be given to all Grantors.

Unless otherwise specifically provided herein, any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below each party’s name on the signature pages hereto. Each of the parties by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the parties shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Collateral Agent shall not be deemed to have been given until actually received by the addressee).

(j) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on each Grantor and its successors and assigns, and (iii) shall inure to the benefit of Collateral Agent and its successors and assigns. Neither Collateral Agent’s nor Grantors’ rights and obligations hereunder may be assigned or otherwise transferred without the prior written consent of the other party, except that Collateral Agent’s rights under the Agreement may be assigned to any Person to whom the Indenture Obligations are validly assigned in accordance with the Indenture Documents.

(k) Cumulative Rights. All rights and remedies of Collateral Agent hereunder are cumulative of each other and of every other right or remedy that Collateral Agent may otherwise have at law or in equity or under any of the other Indenture Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Collateral Agent under the UCC.

(l) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(m) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(n) Intercreditor Agreement.

(i) The Liens, security interests and rights granted hereunder or under any other Collateral Agreement in favor of Collateral Agent for the benefit of itself, the Trustee and the Holders in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement and the Senior Intercreditor Agreement.

(ii) In the event of any direct conflict between the express terms and provisions of this Agreement or any Collateral Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

(iii) Notwithstanding anything to the contrary herein, any provision hereof that requires any Grantor to (i) deliver any Collateral to Collateral Agent or (ii) provide that the Collateral Agent have control over such Collateral may be satisfied by (A) the delivery of such Collateral by such Grantor to the Senior Credit Facility Agent for the benefit of the lenders party to the Senior Credit Facility and Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to Section 5.1 of the Intercreditor Agreement and (B) providing that the Senior Credit Facility Agent be provided with control with respect to such Collateral of such Grantor for the benefit of the lenders party to the Senior Credit Facility and Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to Section 5.1 of the Intercreditor Agreement.

(o) Additional Grantors. Additional Subsidiaries may become a party to this Agreement by the execution of a Security Agreement Joinder and delivery of such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, as required by Section 4.21 of the Indenture.

[Signature Pages Follow]

EXECUTED as of the date first written above.

GRANTORS:

A. M. CASTLE & CO., a Maryland corporation

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

Address:
1420 Kensington Road-Suite 220
Oak Brook, IL 60523

KEYSTONE TUBE COMPANY, LLC, a
Delaware limited liability company

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

Address:
1420 Kensington Road-Suite 220
Oak Brook, IL 60523

TOTAL PLASTICS, INC., a Michigan corporation

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

Address:
2810 N. Burdick St.
Kalamazoo, MI 49004

Pledge and Security Agreement

ANNEX A

FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES,

LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [                , 201    ], among the undersigned pledgor (the “Pledgor”), [                ], not in its individual capacity but solely as Collateral Agent (the, “Pledgee”), and [                ] as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor[, certain of its affiliates] and the Pledgee have entered into a Pledge and Security Agreement, dated as of May 19, 2016 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Indenture Obligations (as defined in the Security Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Parties (as defined in the Security Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Parties in, all of the right, title and interest of the Pledgor in and to any and all [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Security Agreement)] [Limited Liability Company Interests (as defined in the Security Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Parties, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

[ ]	[ ]
Attention:	[ ]
Telephone No.:	[ ]
Telecopier No.:	[ ]

5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Indenture Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

Attention:
Telephone	No.:
Fax No.:

(b)	if to the Pledgee, at the address given in Section 4 hereof;

(c)	if to the Issuer, at:

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By

Name:
Title:

U.S. Bank National Association, not in its individual capacity but solely as Collateral Agent and Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
as the Issuer

By
Name:
Title:

ANNEX B

GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                           (the “Grantor”) with principal offices at                      , hereby grants to U.S. Bank National Association, as Collateral Agent, with principal offices at [Address], (the “Grantee”), a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all proceeds (as such term is defined in the Uniform Commercial Code of the State of New York as in effect from time to time) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Pledge and Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of May 19, 2016 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                     ,          .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                     ,         .

U.S. Bank National Association, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this          day of                     ,                     , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the [Board of Directors] of said                     .

Notary Public

STATE OF	)
	)	ss:
COUNTY OF	)

On this          day of                     ,                     , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of U.S. Bank National Association, that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                     .

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX C

GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                           (the “Grantor”) with principal offices at                                     , hereby grants to U.S. Bank National Association, as Collateral Agent, with principal offices at [Address], (the “Grantee”), a continuing security interest in (i) all of the Grantor’s rights, title and interest in, to and under the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all proceeds (as such term is defined in the Uniform Commercial Code of the State of New York as in effect from time to time) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Pledge and Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of May 19, 2016 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                      ,              .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                      ,              .

U.S BANK NATIONAL ASSOCIATION, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On this              day of                     ,                     , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                     .

Notary Public

STATE OF	)
	)	ss:
COUNTY OF	)

On this              day of                     ,                     , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of U.S. Bank National Association, that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                     .

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX D

GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                           (the “Grantor”), having its chief executive office at                     ,             , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, U.S. Bank National Association,, as Collateral Agent, having its principal offices at [address] (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Pledge and Security Agreement, dated as of May 19, 2016, made by the Grantor, the other Grantors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a continuing security interest in, to and under (i) the copyrights and copyright registrations and applications therefore set forth in Schedule A attached hereto (the “Copyrights”), (ii) all proceeds (as such term is defined in the Uniform Commercial Code of the State of New York as in effect from time to time) and products of the Copyrights, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights or unfair competition regarding the same.

Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Copyrights acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                     ,             .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                     ,             .

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On this          day of                     ,     , before me personally came                     , who being duly sworn, did depose and say that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

On this          day of                      ,     , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of U.S. BANK NATIONAL ASSOCIATION, that [s]he is authorized to execute the foregoing Grant on behalf of said and that [s]he did so by authority of the Board of Directors of said .

Notary Public

ANNEX E

FORM OF

PLEDGE AND SECURITY AGREEMENT JOINDER

This SECURITY AGREEMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of the [    ] day of [            ,             ] by [                     ], a [            ] [            ] (“New Grantor”), in favor of U.S. Bank National Association, a national banking association, as the collateral agent (“Collateral Agent”), for the benefit of the Secured Parties (as defined in the Security Agreement).

WHEREAS, A.M. Castle & Co., a Maryland corporation (the “Company”) entered into an Indenture, dated as of May 19, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company has issued 12.750% Senior Secured Notes due 2018 in a principal amount of $204,519,000 (and, together with any additional notes that may be issued by the Company from time to time thereunder or exchanged therefor or for such additional notes, the “Notes”);

WHEREAS, in connection with the Indenture, certain of the Company’s subsidiaries (such subsidiaries, together with the Company, each, a “Grantor” and, collectively, the “Grantors”) entered into that certain Pledge and Security Agreement, dated as of May 19, 2016 (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which the Grantors granted to the Collateral Agent, for the benefit of the Secured Party, a security interest in and pledge of substantially all of their assets;

WHEREAS, New Grantor, a subsidiary of the Company, deems it to be in the direct pecuniary and business interests of New Grantor that the Company continue to obtain from the Secured Parties the financial accommodations provided for in the Indenture;

WHEREAS, New Grantor understands that the Secured Parties are willing to continue grant such financial accommodations only upon certain terms and conditions, one of which is that New Grantor grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and a collateral assignment of New Grantor’s Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Company by the Secured Parties, and for other valuable consideration;

WHEREAS, pursuant to Section 4.22 of the Indenture and Section 10(o) of the Security Agreement, New Grantor has agreed that, effective on [            ], [            ] (the “Joinder Effective Date”), New Grantor shall become a party to the Security Agreement and shall become a “Grantor” thereunder; and

WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Security Agreement shall have their respective meanings ascribed to them in the Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to New Grantor, the receipt and sufficiency of which are hereby acknowledged, New Grantor hereby makes the following representations and warranties to the Collateral Agent and the Secured Parties, covenants to the Collateral Agent and the Secured Parties, and agrees with the Collateral Agent as follows:

Section 1. Assumption and Joinder. On and after the Joinder Effective Date:

(a) New Grantor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Grantor” under the Security Agreement and all of the other Indenture Documents (as defined in the Indenture) applicable to it as a Grantor under the Security Agreement;

(b) New Grantor shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Indenture Document applicable to it as a Grantor under the Security Agreement, as if New Grantor had been the original party making such representations, warranties and covenants; and

(c) all references to the term “Grantor” in the Security Agreement or in any other Indenture Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Grantor.

Section 2. Grant of Security Interests. In consideration of and as security for the full and complete payment, and performance when due, of all of the Obligations, New Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of New Grantor’s Collateral.

Section 3. Representations and Warranties of New Grantor. New Grantor hereby represents and warrants to Collateral Agent and each Secured Party that:

(a) New Grantor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Indenture Document to which it is a party. The execution, delivery and performance of this Agreement by New Grantor and the performance of its obligations under this Agreement, the Security Agreement, and any other Indenture Document have been duly authorized by the board of directors of New Grantor and no other corporate proceedings on the part of New Grantor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Indenture Document. This Agreement has been duly executed and delivered by New Grantor. This Agreement, the Security Agreement and each Indenture Document constitutes the legal, valid and binding obligation of New Grantor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b) Attached hereto as Exhibit A are supplemental schedules to the Indenture, which schedules set forth the information required by the Indenture with respect to New Grantor.

(c) Each of the representations and warranties set forth in the Security Agreement are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Grantor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 4. Further Assurances. At any time and from time to time, upon Collateral Agent’s request and at the sole expense of New Grantor, New Grantor will promptly and duly execute and deliver to Collateral Agent any and all further instruments and documents and take such further action as Collateral Agent reasonably deems necessary or appropriate to effect the purposes of this Agreement.

Section 5. Notice. All notices, requests, demands and other communications to New Grantor provided for under the Security Agreement and any other Indenture Document shall be addressed to New Grantor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Grantor in a written notice to Collateral Agent and the Secured Parties.

Section 6. Binding Nature of Agreement. All provisions of the Security Agreement and the other Indenture Documents shall remain in full force and effect and be unaffected hereby. This Agreement shall be binding upon New Grantor and shall inure to the benefit of Collateral Agent and the Secured Parties, and their respective successors and permitted assigns.

Section 7. Miscellaneous. This Agreement may be executed by facsimile signature, that, when so executed and delivered, shall be deemed to be an original.

Section 8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to principles of conflicts of laws.

[Remainder of page left intentionally blank]

JURY TRIAL WAIVER. NEW GRANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG NEW GRANTOR, THE COMPANY, COLLATERAL AGENT AND THE SECURED PARTIES, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement Joinder as of the date first written above.

Address:		[NEW GRANTOR]

By:

Name:

	Attention:	Title:

EXHIBIT A

Supplemental Schedules